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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-10702, 33-87882, 33-87776, 33-89382, 333-02340, 333-06303, 333-16963,
333-20853, 333-52603, 333-80861, 333-39462, 333-57670, 333-63550 and 333-97101,
all on Form S-8 and Registration Statement No. 333-63564 on Form S-3 of Applix, Inc. of our report dated March 29, 2004 relating to the consolidated financial statements of Applix, Inc. as of and for the year ended December 31, 2003, appearing in the Annual Report on Form 10-K of Applix, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 29, 2004